Exhibit 5.3

The General Partner (as defined below), acting as manager and general partner of the Company (as defined below)	Allen Overy Shearman Sterling SCS société en commandite simple, inscrite au barreau de Luxembourg
(the Addressee)	5 avenue J.F. Kennedy L-1855 Luxembourg Boîte postale 5017 L-1050 Luxembourg

Tel +352 4444 55 1
Fax +352 4444 55 222

frank.mausen@aoshearman.com

Our ref	A&O/0074823-0000036 EUO2: 2006361498.5

Luxembourg, 5 February 2026

Capacity opinion

1.

We have acted as legal advisers in the Grand Duchy of Luxembourg (Luxembourg) to Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organised under the laws of Luxembourg with its registered office at 2, rue Jean Monnet, L-2180 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) (the Register) under number B190265 (the Company) in connection with the Indenture and the Registration Statement (both as defined below).

2.	DOCUMENTS

We have examined, to the exclusion of any other document, copies of the documents listed below:

2.1	an electronic copy of the restated articles of association (statuts coordonnés) of the Company in a version dated 23 September 2025 (the Company Articles);

2.2

an electronic copy of the restated articles of association (statuts coordonnés) of Tyco Fire & Security S.à r.l. (the General Partner) in a version dated 23 September 2025 (the General Partner Articles and, together with the Company Articles, the Articles);

2.3

an electronic copy of a negative certificate (certificat négatif) issued by the Register in respect of the Company dated 5 February 2026 stating that on the day immediately prior to the date of issuance of the negative certificate, there were no records at the Register of any court order or decision regarding, amongst others, a (i) bankruptcy adjudication against the Company, (ii) reprieve from payment (sursis de paiement), (iii) judicial reorganisation (réorganisation judiciaire) or (iv) administrative dissolution without liquidation (dissolution administrative sans liquidation) (the Company Certificate);

Allen Overy Shearman Sterling SCS, a société en commandite simple, is an affiliated office of Allen Overy Shearman Sterling LLP. Allen Overy Shearman Sterling LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Austin, Bangkok, Beijing, Belfast, Boston, Bratislava, Brussels, Budapest, Casablanca, Dallas, Dubai, Dublin, Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh City, Hong Kong, Houston, Istanbul, Jakarta (associated office), Johannesburg, London, Los Angeles, Luxembourg, Madrid, Menlo Park, Milan, Munich, New York, Paris, Perth, Prague, Riyadh, Rome, San Francisco, São Paulo, Seoul, Shanghai, Silicon Valley, Singapore, Sydney, Tokyo, Toronto, Warsaw, Washington, D.C.

2.4

an electronic copy of a negative certificate (certificat négatif) issued by the Register in respect of the General Partner dated 5 February 2026 stating that on the day immediately prior to the date of issuance of the negative certificate, there were no records at the Register of any court order or decision regarding, amongst others, a (i) bankruptcy adjudication against the General Partner, (ii) reprieve from payment (sursis de paiement), (iii) judicial reorganisation (réorganisation judiciaire) or (iv) administrative dissolution without liquidation (dissolution administrative sans liquidation) (the General Partner Certificate and, together with the Company Certificate, the Certificates);

2.5

an e-mailed scanned copy of the resolutions taken by the board of managers of the General Partner in its capacity as manager and general partner (gérant - associé commandité) of the Company on 11 December 2025 (the Resolutions);

2.6

an e-mailed scanned copy of the Registration Statement on Form S-3 dated 5 February 2026 to be filed with the U.S. Securities and Exchange Commission (the SEC) by the Company as registrant with respect to debt securities described therein (the Debt Securities) and Johnson Controls International plc (JCI) as registrant (the Registration Statement); and

2.7

an e-mailed scanned signed copy of the New York law governed indenture agreement dated 28 December 2016 and made between JCI as issuer and U.S. Bank National Association (the Trustee) as trustee (the Indenture).

The term “Indenture” includes, for the purposes of paragraphs 3., 4. and 5. below, any document in connection therewith, including the New York law governed supplemental indentures to be entered into among the Company and JCI, as issuers, and the Trustee in respect of the Debt Securities.

Unless otherwise provided herein, terms and expressions shall have the meaning ascribed to them in the Indenture.

3.	ASSUMPTIONS

In giving this legal opinion, we have assumed with your consent, and we have not verified independently:

3.1

the genuineness of all signatures (whether handwritten or electronic), stamps and seals, the completeness and conformity to the originals of all the documents submitted to us as certified, photostatic, faxed, scanned or e-mailed copies or specimens and the authenticity of the originals of such documents and that the individuals purported to have signed, have in fact signed (and had the general legal capacity to sign) these documents;

3.2

that all factual matters and statements relied upon or assumed herein were, are and will be (as the case may be) true, complete and accurate on the date of execution of the Indenture and the Registration Statement;

3.3

that all authorisations, approvals and consents under any applicable law (other than Luxembourg law to the extent opined upon herein) which may be required in connection with the entry into, execution, delivery and performance of the Indenture and with the execution and filing of the Registration Statement have been or will be obtained;

3.4	that the Registration Statement has in fact been signed by Mr Peter Schieser in his capacity as member of the board of managers of the General Partner or in conformity with the Resolutions;

3.5

that the place of the central administration (siège de l’administration centrale), the principal place of business (principal établissement) and the centre of main interests (within the meaning given to such term in Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended (the European Insolvency Regulation)) of the Company and the General Partner are located at the place of their respective registered office (siège statutaire) in Luxembourg and that the Company and the General Partner have no establishment (as such term is defined in the European Insolvency Regulation) outside Luxembourg;

3.6	that the Company and the General Partner comply with the provisions of the Luxembourg act dated 31 May 1999 concerning the domiciliation of companies, as amended;

3.7	that the Indenture is legally valid and binding in all respects;

3.8

that the Indenture has been and, that the New York law governed supplemental indentures to be entered into among the Company and JCI, as issuers and the Trustee in respect of the Debt Securities will be, entered into and performed by the parties thereto in good faith and without any intention of fraud or intention to deprive of any legal benefit any persons (including for the avoidance of doubt third parties) or to circumvent any applicable mandatory laws or regulations of any jurisdiction (including without limitation any tax laws);

3.9	that there are no provisions of the laws of any jurisdiction outside Luxembourg which would adversely affect, or otherwise have any negative impact on, the opinions expressed in this legal opinion;

3.10

that no steps have been taken pursuant to any insolvency, bankruptcy, liquidation, reorganisation or equivalent or analogous proceedings regarding the Company and the General Partner or their assets and that no voluntary, judicial or administrative winding-up or liquidation of the Company and the General Partner has been resolved or become effective at the date hereof;

3.11	that the entry into and performance of the Indenture and the execution and filing of the Registration Statement are for the corporate benefit (intérêt social) of the Company;

3.12

that the Resolutions have not been amended, rescinded, revoked or declared void and that the meeting of the board of managers of the General Partner acting as manager and general partner of the Company (as referred to in paragraph 2.5 above) has been duly convened and validly held and included a proper discussion and deliberation in respect of all the items of the agenda of the meeting;

3.13	that the Articles have not been modified since the dates referred to in paragraphs 2.1 and 2.2 above;

3.14

that the Company and the General Partner do not carry out an activity in the financial sector on a professional basis (as referred to in the Luxembourg act dated 5 April 1993 relating to the financial sector, as amended);

3.15

the Company and the General Partner do not carry out an activity requiring the granting of a business licence under the Luxembourg act dated 2 September 2011 relating to the establishment of certain businesses and business licences, as amended; and

3.16

the absence of any other arrangement by or between any of the parties to the Indenture or between the parties to the Indenture and any third parties which modifies or supersedes any of the terms of the Indenture or otherwise affects the opinions expressed herein.

4.	OPINIONS

Based upon, and subject to, the assumptions made above and the qualifications set out below and subject to any matters not disclosed to us, we are of the opinion that, under the laws of Luxembourg in effect, as construed and applied by the Luxembourg courts in published Luxembourg court decisions, on the date hereof:

4.1	Status

The Company is a partnership limited by shares (société en commandite par actions), formed for an unlimited duration under the laws of Luxembourg.

The General Partner is a private limited liability company (société à responsabilité limitée) formed for an unlimited duration under the laws of Luxembourg.

4.2	Power, authority and authorisation

The Company has the corporate power and authority to enter into and perform the Indenture and to execute and file the Registration Statement and has taken all necessary corporate actions to authorise the execution and the filing of the Registration Statement.

4.3	Execution

The Registration Statement has been duly executed on behalf of the Company.

4.4	No consents

No authorisations, approvals or consents of governmental, judicial and public bodies and authorities of or in Luxembourg are required under statute in connection with the filing of the Registration Statement.

5.	QUALIFICATIONS

The above opinions are subject to the following qualifications:

5.1

The opinions expressed herein are subject to, and may be affected or limited by, the provisions of any applicable bankruptcy (faillite), insolvency, liquidation, reprieve from payment (sursis de paiement), reorganisation proceedings (including without limitation judicial reorganisation (réorganisation judiciaire) and reorganisation by amicable agreement (réorganisation par accord amiable) or similar Luxembourg or foreign law proceedings or regimes affecting the rights of creditors generally.

5.2

The corporate documents of, and relevant court orders affecting, a Luxembourg company (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver or similar officer) may not be held at the Register immediately and there is generally a delay in the relevant document appearing on the files regarding the company concerned. Furthermore, it cannot be ruled out that the required filing of documents has not occurred or that documents filed with the Register may have been mislaid or lost. In accordance with Luxembourg company law, changes or amendments to corporate documents to be filed at the Register will be effective (opposable) vis-à-vis third parties only as of the day of their publication in the Luxembourg official gazette (Mémorial C, Recueil des Sociétés et Associations or RESA, Recueil électronique des sociétés et associations, as applicable) unless the company proves that the relevant third parties had prior knowledge thereof.

5.3	We express no tax opinion whatsoever in respect of the Company or the tax consequences of the transactions contemplated by the Indenture.

5.4

We express no opinion whatsoever on regulatory matters or on matters of fact or on matters other than those expressly set forth in this legal opinion, and no opinion is, or may be, implied or inferred herefrom.

5.5

A search at the Register is not capable of conclusively revealing whether a (and the Certificates do not constitute conclusive evidence that no) winding-up resolution, decision or petition, or an order adjudicating or declaring a, or a petition or filing for, bankruptcy or judicial reorganisation (réorganisation judiciaire), reprieve from payment (sursis de paiement), or judicial liquidation (liquidation judiciaire) or similar action has been adopted or made.

5.6	We express no opinion whatsoever on the legal validity and the enforceability of the Indenture.

6.

This legal opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom. We express no opinion on any economic, financial or statistical information (including formulas determining payments to be made) contained in the Indenture (or any document in connection therewith).

7.

This legal opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this legal opinion and all rights, obligations or liability in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and that any action or claim in relation to it can be brought exclusively before the courts of Luxembourg.

8.

The Addressee who is entitled to, and does, rely on this legal opinion agrees, by so relying, that, to the fullest extent permitted by law and regulation (and except in the case of wilful misconduct or fraud) there is no assumption of personal duty of care by, and such person will not bring any claim against, any individual who is a partner of, member of, employee of or consultant to Allen Overy Shearman Sterling SCS, société en commandite simple, Allen Overy Shearman Sterling LLP or any other member of the group of A&O Shearman undertakings and that such person will instead confine any claim to Allen Overy Shearman Sterling SCS, société en commandite simple, Allen Overy Shearman Sterling LLP or any other member of the group of A&O Shearman undertakings (and for this purpose “claim” means (save only where law and regulation applies otherwise) any claim, whether in contract, tort (including negligence), for breach of statutory duty, or otherwise).

9.

Luxembourg legal concepts are expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent that they are attributable to such factors.

This legal opinion is given to you exclusively in connection with the Registration Statement and may not be relied upon by you for any other purpose. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under the U.S. Securities Act or the rules and regulations of the SEC.

Yours faithfully,

/s/ Frank Mausen

Allen Overy Shearman Sterling SCS Frank Mausen*
Partner
Avocat à la Cour

*

This document is signed on behalf of Allen Overy Shearman Sterling SCS, a société en commandite simple, registered on list V of the Luxembourg bar. The individual signing this document is a qualified lawyer representing this entity.